January 23, 2014

WisdomTree Asset Management, Inc.

Attention: Jonathan Steinberg

380 Madison Avenue, 21st Floor

New York, NY 10017

With a copy to:

WisdomTree Asset Management, Inc.

Attention: Legal Department

380 Madison Avenue, 21st Floor

New York, NY 10017

Dear Mr. Steinberg,

Pursuant to that certain Sub-Advisory Agreement between WisdomTree Asset Management, Inc. (the “Investment Adviser”) and Mellon Capital Management Corporation (the “Sub-Adviser”) dated as of January 1, 2013, as amended (the “Agreement”), the Sub-Adviser hereby provides the Investment Adviser with (i) an amended and restated Appendix A to the Agreement in the form attached hereto, (ii) an amended and restated Appendix B-2 to the Agreement in the form attached hereto, (iii) an amended and restated Appendix B-4 to the Agreement in the form attached hereto, (iv) a new Appendix B-6 in the form attached hereto, (iv) the deletion of Exhibit C, (v) the deletion of Appendix D-2 and (vi) existing Appendix B-l, Appendix B-3, Appendix B-5, Appendix D-l, Appendix E and Appendix F as attached hereto.

In particular, this Amendment adds six (6) new funds to Appendix A, specifically the addition of five (5) funds to the WisdomTree International Equity Funds list and one (1) new fund to the U.S. Fixed Income Funds list, namely, the WisdomTree Bloomberg Floating Rate Treasury Fund. The remaining existing Appendices are included to ensure that we have a complete updated and restated set of Appendices. In addition, the list headings on Appendix B-l and Appendix B-3 have been conformed to the list headings on Appendix A.

Sincerely,

Name: David Dirks
Title: Managing Director

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

Acknowledged and agreed:

WisdomTree Asset Management, Inc.
By:
Name:	Jonathan Steinberg
Title:	Chief Executive Officer

Mellon Capital Management Corporation
By:
Name:	David Dirks
Title:	Managing Director

APPENDIX A

TO

SUB-ADVISORY AGREEMENT

Effective as of January 23, 2014

FUNDS FOR WHICH MELLON CAPITAL MANAGEMENT CORPORATION ACTS AS SUB-ADVISER

ALTERNATIVE FUNDS

WisdomTree Managed Futures Strategy Fund

CURRENCY AND INTERNATIONAL FIXED INCOME FUNDS

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Indian Rupee Strategy Fund

WisdomTree Brazil Real Strategy Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Commodity Currency Strategy Fund

WisdomTree Australia & New Zealand Debt Fund

WisdomTree Asia Local Debt Fund

WisdomTree Euro Debt Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

DOMESTIC EQUITY FUNDS

WisdomTree Total Dividend Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree Equity Income Fund

WisdomTree LargeCap Dividend Fund

WisdomTree MidCap Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree Earnings 500 Fund

WisdomTree LargeCap Value Fund

WisdomTree MidCap Earnings Fund

WisdomTree SmallCap Earnings Fund

WisdomTree S&P500 Managed Payout Fund

WisdomTree U.S. Dividend Growth Fund

WisdomTree U.S. SmallCap Dividend Growth Fund

WisdomTree U.S. Low Volatility Equity Fund

INTERNATIONAL EQUITY FUNDS

WisdomTree DEFA Fund

WisdomTree DEFA Equity Income Fund

WisdomTree Europe Hedged Equity Fund

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WisdomTree Global Equity Income Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-US Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Asia Pacific ex-Japan Fund

WisdomTree Australia Dividend Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Emerging Markets Equity Income Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Middle East Dividend Fund

WisdomTree Commodity Country Equity Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global ex-US Utility Fund

WisdomTree Global ex-US Real Estate Fund

WisdomTree Emerging Markets Dividend Growth Fund

WisdomTree Emerging Markets Low Volatility Equity Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Brazil Low Volatility Equity Fund

WisdomTree Europe Low Volatility Equity Fund

WisdomTree Korea Hedged Equity Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree Japan Small Cap Hedged Equity Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree International Hedged Dividend Growth Fund

WisdomTree China Dividend ex-Financials Fund*

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Tech, Media and Telecom Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Health Care Fund

*Anticipated	commencement of Mellon Capital Management Corporation as sub-adviser is February 1, 2014.

FIXED INCOME INFLATION HEDGED FUNDS

WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund

WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund

WisdomTree Barclays U.S. Treasury 20+ Year Negative Duration Fund

WisdomTree Barclays U.S. Treasury 3-7 Year Negative Duration Fund

WisdomTree Barclays Intermediate Credit Bond Zero Duration Fund

WisdomTree Barclays Intermediate Credit Bond Negative Duration Fund

U.S. FIXED INCOME FUNDS

WisdomTree Bloomberg Floating Rate Treasury Fund

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The Investment Adviser hereby appoints Mellon Capital Management Corporation, and Mellon Capital Management Corporation hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

WISDOMTREE ASSET MANAGEMENT, INC.		MELLON CAPITAL MANAGEMENT CORPORATION

By:		By:
	Name:		Name: David Dirks
	Title:		Title: Managing Director

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